SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 10, 2007

GREATER BAY BANCORP

(Exact name of registrant as specified in its charter)

California	0-25034	77-0387041
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

1900 University Avenue, 6th Floor East Palo Alto, California	94303
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 813-8200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Greater Bay Bancorp

Current Report on Form 8-K

Item 8.01	Other Events

On May 10, 2007, Greater Bay Bancorp (or “we”, “us” or “our”), filed our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2007 (the “First Quarter 10-Q”) with the Securities and Exchange Commission (the “SEC”). In the First Quarter 10-Q, we presented updated business segment reporting disclosures reflecting changes to the way management evaluates our business segments and as a result, there have been changes to our operating segment presentation and how our segment results are determined, as described below.

Changes to Operating Segments Presented

Effective January 1, 2007, we began to include our holding company’s investment portfolio and borrowings as part of our treasury business segment. Those assets and liabilities and the related interest income and expense were previously included with the results of our bank administration and operating unit.

We have restated all prior period segment information to conform to the current composition of reportable segments.

Changes to how our Segment Results are Determined

Effective January 1, 2007, we began to allocate service management expenses related to our back-office deposit operations to community banking. Those expenses were previously included with the results of our bank administration and operating unit. Prior periods have been restated to conform to our current methodology.

Effective January 1, 2007, we implemented a systematic capital allocation process for each of our segments. This allocation impacts each segment’s equity balance, which in turn impacts intersegment interest charges received and paid. Prior periods have been restated to conform to our current methodology.

As a result of these changes, amounts previously reported by us for our business segments have changed.

We are filing this Current Report on Form 8-K to conform our historical consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2006 (the “2006 Annual Report”) to the presentation reflected by this reclassification. The information included in this Current Report on Form 8-K does not in any way restate or revise our net income, consolidated statements of income, consolidated statements of cash flows and consolidated statements of shareholders’ equity for the years ended December 31, 2006, 2005 and 2004 and the consolidated balance sheets at December 31, 2006 and 2005.

Exhibit 99.1 contains an updated “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Item 8 Financial Statements and Supplementary Data”, which includes Management’s Report on Internal Control Over Financial Reporting for the year ended December 31, 2006, PricewaterhouseCoopers LLP’s Report of Independent Registered Public Accounting Firm, and our Consolidated Financial Statements and the Notes to the Consolidated Financial Statements for the year ended December 31, 2006, containing an update to “Note 16 –

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Greater Bay Bancorp

Current Report on Form 8-K

Business Segments” to reflect the changes to our business segments from our 2006 Annual Report reflecting the changes described above. In addition to reporting the change in segments, we have also updated our disclosure of subsequent events in “Note 25 – Events Subsequent to the Date of the Independent Auditor’s Report (Unaudited).”

The financial statements included in Exhibit 99.1 shall now serve as our historical audited consolidated financial statements for the year ended December 31, 2006.

Item 9.01	Financial Statements and Exhibits

23.1	Consent of Independent Registered Public Accounting Firm.

99.1	Management’s Discussion and Analysis of Financial Condition and Results of Operations and Audited Consolidated Financial Statements of Greater Bay Bancorp, as of December 31, 2006 and December 31, 2005 and for each of the three years ended December 31, 2006, reflecting the change to our reportable segments and events subsequent to the date of the Independent Auditor’s Report, and including the Report of Independent Registered Public Accounting Firm dated February 27, 2007, except for Note 16, as to which the date is July 10, 2007.

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Greater Bay Bancorp

Current Report on Form 8-K

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREATER BAY BANCORP

Date: July 10, 2007	By:	/s/ JAMES S.WESTFALL
James S. Westfall Executive Vice President and Chief Financial Officer

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Greater Bay Bancorp

Current Report on Form 8-K

EXHIBIT INDEX

Exhibit Number	Description
23.1	Consent of Independent Registered Public Accounting Firm.

99.1	Management’s Discussion and Analysis of Financial Condition and Results of Operations and Audited Consolidated Financial Statements of Greater Bay Bancorp, as of December 31, 2006 and December 31, 2005 and for each of the three years ended December 31, 2006, reflecting the change to our reportable segments and events subsequent to the date of the Independent Auditor’s Report, and including the Report of Independent Registered Public Accounting Firm dated February 27, 2007, except for Note 16, as to which the date is July 10, 2007.

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